Exhibit 10.2

QIHOO TECHNOLOGY COMPANY LIMITED

RULES OF THE EMPLOYEE SHARE VESTING SCHEME

(2006)

1.                                               INTERPRETATION

1.1                                          In these Rules:

“Articles” means the articles of association of the Company;

“Auditors” means the auditors for the time being of the Company;

“Cessation Date” means the date on which a notice is given by or to a Grantee to terminate his employment with the Group;

“Company” means Qihoo Technology Company Limited (registered in the Cayman Islands);

“Date of Grant” means in respect of any Grantee, the date of the Notice of Grant by which the monetary benefit of the Shares are granted in accordance with clause 3;

“Disposal” has the meaning ascribed to it under clause 5.2;

“Employee” means any employee or consultants of the Company or of any subsidiary of the Company;

“Exit” means (i) a Listing, (ii) a sale of all or substantially all of the issued share capital of the Company, (iii) a sale by the Company of all or substantially all of its assets, (iv) the passing of an effective resolution or the making of an order of a competent court for the winding up of the Company or (v) or the similar events that may occur pursuant to a resolution duly passed by the Board of Directors of the Company;

“Grantee” means any Employee to whom the right to the monetary benefits of a Share or Shares is granted in accordance with the terms of this Scheme;

“Group” means the Company and its subsidiaries;

“HK$” means Hong Kong dollars, the lawful currency of Hong Kong;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Listing” means the admission of all or any of the share capital of the Company or any holding company incorporated for such purpose to trading on a recognized stock exchange;

“Nominee” means such person as designated by the Company at its sole and absolute discretion to hold the Shares which are granted or vested in accordance with the Scheme on behalf of the Grantees;

“Notice of Grant” means a notice of grant issued by the Company in accordance with clause 3.2;

“Reorganisation” has the meaning set out in clause 8.1;

“Rules” means the rules of the Scheme;

“Scheme” means this Share Vesting Scheme as amended from time to time;

“Shares” means ordinary shares of US$0.001 each of the Company (or any other denomination or renominated value of share created from the sub-division, consolidation, reclassification or reorganisation thereof);

“grant” or “granting” means that the Company notifies an employee that he or she is entitled to be granted the right to the monetary benefits in respect of a certain number of Shares pursuant to this Scheme;

“vest” or “vesting” means, in such event that the right to the monetary benefits in respect of a certain number of Shares has been granted to an employee, after each date set out in Clause 4.1 respectively or such other date as the Company shall determine and so notify the Grantee in writing, the right to the monetary benefits in respect of such corresponding number of Shares is held by Nominee on behalf of the Employee and the Employee shall have the right to all the monetary benefits deriving therefrom when the Shares are disposed of in accordance with this Scheme;

“Vesting Date” means, in respect of any Grantee and any grant by the Company to such Grantee, the date on which the right to the monetary benefits in respect of the Shares is vested in him pursuant to such grant;

1.2                                          Words and expressions defined in the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) including, without limitation, “subsidiary” and “holding company” shall, unless the context otherwise requires, have the same meanings where used in these Rules.

1.3                                          Headings are used in these Rules for convenience only and shall not affect their construction or interpretation.

1.4                                          These Rules shall be governed by and construed in accordance with the law of Hong Kong and the Company and each Grantee submit to the non-exclusive jurisdiction of the courts of Hong Kong.

2.                                               ADMINISTRATION

This Scheme shall be subject to the administration of the Company whose decision as to all matters arising in relation to this Scheme or its interpretation or effect shall (save as otherwise provided herein) be final and binding on all parties.

3.                                               GRANT OF SHARES

3.1                                          The Company may grant to any Employee such number of Shares as the Company shall determine at its sole and absolute discretion on the terms of this Scheme.

3.2                                          Shares will be granted to an Employee by delivery of a notice in writing in such form as the Company may from time to time determine specifying the number of Shares is granted and any other terms and conditions (including, without limitation, conditions as to disposal) on which it is granted.  All Shares shall be granted and vested on the terms of these Rules.

3.3                                          Any Grantee to whom a Notice of Grant is delivered may, by notice in writing to the Company given within 30 days after the relevant Date of Grant, renounce his rights thereto, in which event such Shares shall be deemed for all purposes not to have been granted.

4.                                               VESTING AND LAPSE OF UNVESTED RIGHT S TO MONETARY BENEFITS IN RESPECT OF SHARES

4.1                                          Shares granted under this Scheme will (unless the Company shall otherwise determine and so notify the Grantee in writing) vest on the Grantee as follows:

4.1.1                                as to 15 per cent of the aggregate number of Shares so granted, 12 months after the Date of Commencement;

4.1.2                                as to 20 per cent of the aggregate number of Shares so granted, 24 months after the Date of Commencement;

4.1.3                                as to 30 per cent of the aggregate number of Shares so granted, 36 months after the Date of Commencement;

4.1.4                                as to 35 per cent of the aggregate number of Shares so granted, 48 months after the Date of Commencement.

4.2                                          Notwithstanding any other provision of these Rules or any Notice of Grant or the terms on which any Share is granted or vested, any Shares granted or vested in accordance with this Scheme will, in all cases, be held by the Nominee or Nominees, unless the Company shall otherwise agree in writing, and all rights (including without limitation, the voting rights and the right to receive the share certificates etc) attached to such Shares will be exercised by the Nominee(s) at its sole and absolute discretion, except that the Grantee shall have the right to all the monetary benefits (“Rights to Monetary Benefits”) deriving from the Shares Vested when the Shares are disposed of in accordance with this Scheme.

4.3                                          In the event that any Grantee ceases to be an Employee of the Group for whatever reasons, all Shares (and the Rights to Monetary Benefits thereto) remaining unvested at the Cessation Date, shall automatically lapse.

4.4                                          In the event of any Reorganisation, the numbers of Shares granted or vested in accordance with this Scheme will be adjusted, in such manner as the Company may determine, at its sole and absolute discretion, to be in its opinion fair and reasonable in accordance with clause 7.

5.                                               DISPOSAL OF SHARES

5.1                                          Any Shares granted or vested hereunder (and all Rights to Monetary Benefits attached thereto) shall be personal to the Grantee and shall not be assignable, unless the Company shall otherwise agree in writing.  No Grantee shall in any way sell, transfer, charge, mortgage, encumber, create any interest (legal or beneficial) or otherwise dispose of in favour of any third party over or in relation to any Shares or the Rights to Monetary Benefits attached thereto other than in accordance with the prior written approval of the Company.  No person other than the named Grantee thereof and the Nominee(s), as the case may, may disposal of any Shares (and the Rights to Monetary Benefits attached thereto), unless the Company shall otherwise agree in writing.

5.2                                          Notwithstanding any other provision of these Rules or any Notice of Grant or the terms on which any Shares are granted or vested, no Shares may be sold, transferred, charged, mortgaged, encumbered or created any interest (legal or beneficial) or otherwise disposed of (“Disposal”) prior to the occurrence of an Exit, unless the Company shall otherwise agree and so notify you in writing separately.

5.3                                          In the event that an Exit is proposed:

 5.3.1                             the Company shall use all reasonable endeavours (to the extent permitted by law) to notify all holders of Shares in advance of the Exit;

 5.3.2                             a Disposal made following such notice shall be:

(a)                                           conditional upon the Exit becoming unconditionally effective; and

(b)                                          deemed to

(i)                                              authorise the Nominee to do all things and exercise all rights to facilitate the effective conclusion of the Exit; and

(ii)                                           include on behalf of the relevant Grantee an undertaking to do all things within his power to facilitate the effective conclusion of the Exit, and (if so required by the Company) to execute a power of attorney authorizing one or more directors of the

Company to do such things and exercise such rights on his behalf.

 5.3.3                             the Company may, at its sole and absolute discretion, procure the Nominee(s) to transfer to the Grantee the Shares which have been vested on him.

5.4                                          Notwithstanding any other provision of these Rules or any Notice of Grant or the terms on which any Shares are granted or vested, the Disposal by a Grantee of any Shares vested in accordance with this Scheme shall, in all cases, be implemented and exercised by and through the Nominee(s), unless the Company shall otherwise agree in writing.

6.                                               REPURCHASE OF VESTED SHARES

6.1     All Shares vested on any Grantee pursuant to this Scheme shall be subject to the Company’s rights to repurchase as set out in the remaining provisions of this Clause 6.

6.2                                          If the employment of a Grantee with the Group is terminated for whatsoever reason:

(a)                                              on or before the second(2th) anniversary of his Date of Commencement, all the Shares already vested on him will be subject to the repurchase by the Company at an aggregate repurchase price of RMB1.00 and the Grantee shall not have any claim whatsoever against the Company and/or the Nominee in respect of such repurchase;

(b)                                             after the second (2th) anniversary but on or before the fourth(4th) anniversary of his Date of Commencement, 50% of all the Shares already vested on him will be subject to the repurchase by the Company at an aggregate repurchase price of RMB1.00 and the Grantee shall not have any claim whatsoever against the Company and/or the Nominee in respect of such repurchase, PROVIDED that if the employment of such Grantee with the Group is terminated as a result of (i) the Grantee’s theft, conversion, misappropriation, or embezzlement of any asset or property of the Group; (ii) the Grantee being imprisoned or convicted of any criminal offence involving dishonesty or punishable with six (6) months or more imprisonment; or (iii) the Grantee’s material breach of any provision contained in his employment contract with the Group, all the Shares (instead of 50% thereof) already vested on him will be subject to the repurchase by the Company at an aggregate repurchase price of RMB1.00; or

(c)                                              after the fourth(4th) anniversary of his Date of Commencement, no Shares already vested on him shall be repurchased by the Company, PROVIDED that if the employment of such Grantee with the Group is terminated as a result of (i) the Grantee’s theft, conversion, misappropriation, or embezzlement of any asset or property of the Group; or (ii) the Grantee’s material breach of any provision contained in his employment contract with the Group, all the Shares already vested on him will be subject to the repurchase by the Company at an aggregate repurchase price of RMB1.00 and the Grantee shall not have any claim whatsoever against the Company and/or the Nominee in respect of such repurchase.

6.3                                 The Company’s rights to repurchase the vested Shares in accordance with this Clause 6 shall be referred to hereinafter as “Repurchase Right” and be subject to the terms and provisions as set forth in Exhibit A attached hereto.

7.                                               VOTING

7.1                                          Shares vested on any Grantee will be subject to the provisions of the Articles and will rank pari passu in all respects with the existing fully paid Shares in issue on the relevant Vesting Date, and will entitle the holders thereof to participate in all dividends or other distributions paid or made on or after the Vesting Date, save that no voting rights attached to or associated with the Shares vested in accordance with this Scheme shall be exercised by the Grantee and the Nominee shall have the unfettered right to exercise, at its sole and absolute discretion, such voting rights.  By accepting the grant by the Company of any Shares, the Grantee will be deemed to have waived such voting rights and have unconditionally and irrevocably authorized the Nominee(s) holding the relevant Shares to exercise such rights.

7.2    No Employee shall be entitled to any rights, interest or benefits attached to the Shares granted pursuant to this Scheme unless and until such Shares have been vested on him in accordance with the terms of this Scheme.

8.                                               REORGANISATION OF CAPITAL STRUCTURE

8.1                                          In the event of any alteration in the capital structure of the Company, arising from capitalization of profits or reserves, consolidation, subdivision or reduction of the share capital of the Company (a “Reorganisation”), such corresponding adjustments (if any) may be made in the number or nominal amount of any Shares granted or vested in accordance with this Scheme, as the Auditors shall, at the request of the Company or any Grantee, certify in writing to be in their opinion fair and reasonable, provided that any issue of Shares or other securities of the Company for cash or other valuable consideration shall not be regarded as a circumstance requiring any such adjustments.

8.2                                          The capacity of the Auditors in this clause is that of experts and not as arbitrators and their certification shall, in the absence of manifest error, be final and binding on the Company and the relevant Grantees.

9.                                               DISPUTES

Any dispute arising in connection with this Scheme (whether as to the number of Shares the subject of a grant or otherwise) shall be referred to the decision of the Board of the Company whose decision shall, in the absence of manifest error, be final and binding.

10.                                        ALTERATION OF THIS SCHEME

This Scheme may be amended by the Company from time to time as it thinks fit, provided that notice in writing shall be given to the Grantees in respect of such amendment.

11.                                        TAXATION

11.1                                    A Grantee shall be responsible for obtaining any governmental or other official consent that may be required in any jurisdiction in order to permit the grant to, vesting on or Disposal by him of any Shares.  The Company shall not be responsible for any failure by a Grantee to obtain any such consent or for any taxation, duty, social security payment or other liability to which a Grantee may become subject as a result of his participation in this Scheme.

11.2                                    To the greatest extent permitted by law, each Grantee shall pay to the Company on demand an amount equal to the full amount of any actual or future liability to any taxation, levy, duty, social security or other payment incurred by the Company or any other member of the Group arising out of the grant to, vesting on or disposal by him of any Shares.

12.                                        MISCELLANEOUS

12.1                                    This Scheme and the grant of any Shares hereunder shall not form part of any contract of employment between any member of the Group and any Employee, and the rights and obligations of any Employee under the terms of his office or employment shall not be affected by his participation in this Scheme.

12.2                                    The Company shall bear the costs of establishing and administering this Scheme, including any costs of the Nominee(s) and Auditors in relation to the provision by them of any service in relation to this Scheme.

12.3                                    Each holder of Shares which have been vested shall be entitled to receive copies of any notices or other documents sent by the Company to other shareholders of the Company in relation to any proposal for an Exit, but not otherwise.

12.4                                    Any notice or other communication between the Company and a Grantee may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its principal place of business in Beijing and, in the case of the Grantee, in person or at his address as notified to the Company.

12.5                                    Any notice or other communication if sent by the Grantee shall be irrevocable and shall not be effective until actually received by the Company.

12.6                                    Any notice or other communication if sent to the Grantee shall be deemed to be given or made:-

(a)                                          one day after the date of posting, if sent by mail; and

(b)                                         when delivered, if delivered by hand.

EXHIBIT A

RIGHTS TO REPURCHASE VESTED SHARES

1.                             Exercise of Repurchase Right

The repurchase by the Company of the Vested Shares pursuant to the Repurchase Right shall be effected by the payment of the consideration (as provided for under Clause 6.2) delivered to the Grantee within ninety (90) days after the Cessation Date without further notification to or consent from, such Grantee.  Payment shall be made in cash or cash equivalents or by canceling indebtedness to the Company incurred by Grantee.  The Repurchase Right shall terminate with respect to any Vested Share for which it has not been timely exercised pursuant to this paragraph 1.

For clarification purpose, the payment referred to in the preceding paragraph shall be deemed to have been effected if the consideration (as provided for under Clause 6.2) has been made available to the Grantee and so notified the Grantee in writing and the Grantee fails to collect such payment within seven (7) dates from such notification.

2.                             Additional Shares or Substituted Securities

In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that by reason of such transaction are distributed with respect to any Vested Shares or into which such Vested Shares thereby become convertible shall also be subject to the Repurchase Rights.

3.                             Termination of Rights as Shareholder

If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration (as provided for in Clause 6.2) for the Vested Shares to be repurchased in accordance herewith, then after such time the Grantee shall no longer have any rights (either legal or beneficial) as a holder of such Vested Shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such Vested Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered to the Company.

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QIHOO 360  TECHNOLOGY CO. LTD.

COMPLEMENTARY RULES OF THE EMPLOYEE SHARE VESTING SCHEME

(2008)

1.1                               REPURCHASE OF VESTED SHARES

According to the Employee Share Vesting Scheme,  Qihoo 360 Technology Co. Ltd. (the “Company”) has the right to repurchase all the shares held by the Grantee (as defined in the 2006 Employee Share Vesting Scheme) under the following circumstances:

(a)  the Grantee’s employment with the Company is terminated on or before the second(2th) anniversary of his Date of Commencement, all the Shares already vested on him will be subject to the repurchase by the Company at an aggregate repurchase price of RMB1.00 and the Grantee shall not have any claim whatsoever against the Company and/or its nominee in respect of such repurchase;

(b)  the Grantee’s employment with the Company is terminated after the second (2th) anniversary but on or before the fourth(4th) anniversary of his Date of Commencement, 50% of all the Shares already vested on him will be subject to the repurchase by the Company at an aggregate repurchase price of RMB1.00 and the Grantee shall not have any claim whatsoever against the Company and/or its nominee in respect of such repurchase, PROVIDED that if the employment of such Grantee with the Company is terminated as a result of (i) the Grantee’s theft, conversion, or embezzlement of any asset or property of the Company; (ii) the Grantee being convicted of any criminal offence involving dishonesty or punishable with six (6) months or more imprisonment; or (iii) the Grantee’s material breach of any provision contained in his employment contract with the Company, all the Shares already vested on him will be subject to the repurchase by the Company at an aggregate repurchase price of RMB1.00; or

(c) the Grantee’s employment with the Company is terminated after the fourth(4th) anniversary of his Date of Commencement, no Shares already vested on him shall be repurchased by the Company, PROVIDED that if the employment of such Grantee with the Company is terminated as a result of (i) the Grantee’s theft, conversion, or embezzlement of any asset or property of the Company; or (ii) the Grantee’s material breach of any provision contained in his employment contract with the Company, all the Shares already vested on him will be subject to the repurchase by the Company at an aggregate repurchase price of RMB1.00.

1.2                               EXERCISE OF REPURCHASE RIGHT

According to the 2006 Employee Share Vesting Scheme, the repurchase by the Company shall be effected within ninety (90) days after the cessation date of the Grantee’s employment with the Company. The payment shall be made in cash or cash equivalents or by cancelling indebtedness to the Company incurred by the Grantee. The repurchase right shall be terminated after ninety (90) days after the cessation date of the Grantee’s employment with the Company.

The payment shall be deemed to have been effected if the consideration has been made available to the Grantee and so notified the Grantee in writing. If the Grantee fails to collect such payment within seven (7) dates from such notification, the payment shall be considered effective.

If the Company effectively exercises the repurchase right, all the Grantee’s rights in connection with the shares shall be terminated.

1.3                               RESTRICTION OF VESTED SHARES

The complementary rules of the 2006 Employee Share Vesting Scheme hereby provide that: all the employees who beneficially hold the shares of the Company, whether present or leaving, shall not damage the interest of the Company, otherwise the Company is entitled to repurchase 100% of all the shares they hold. With respect to the employees who leave the company but hold certain shares of the Company, the shares they hold shall be considered as the compensation paid by the Company for their leaving and subject to the restrictions in this clause. The following activities will be considered as making damages to the Company:

(i) within 24 months after the cessation date of the Grantee’s employment with the Company, the Grantee’s participated subsidiary, holding subsidiary or formed subsidiary, engages any employee of the Company and its affiliated companies.

(ii) within 24 months after the cessation date of the Grantee’s employment with the Company, the Grantee joins a company which has direct competition with the Company or its affiliated companies (including but not limited to Google, Baidu, Kingsoft, Rising, Jiangmin, Tencent, Xunlei, Baofeng and so on).

(iii) within 24 months after the cessation date of the Grantee’s employment with the Company, the Grantee participates, holds or forms any company which engages in search or Internet security business as a competitor to the Company and its affiliated companies;

(iv) the Grantee makes negative public announcement with respect to the Company and its management.

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